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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 22, 2008

                                  ALDEROX, INC.
             (Exact name of registrant as specified in its charter)


          Colorado                                         58-2222646
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(State or other jurisdiction of                (IRS Employer Identification No.)
       incorporation)

                                    000-26017
                         ------------------------------
                            (Commission File Number)


940 Calle Amanecer Suite E
San Clemente, California                                             92673
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(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (949) 542-7440



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Alderox, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

On May 22, 2008, our Board of Directors approved the awarding of stock options for the purchase of 10,800,000 shares of our stock options to Company employees under our 2008 Stock Incentive Plan. The stock options expire on May 21, 2018 and have an exercise price of $0.15 per share, which was the closing price of our stock on the OTC Bulletin Board on May 22, 2008.

Michael C. Davies, our CEO, Secretary, Acting CFO and one of our directors, and Gordon W. Davies, our President and one of our directors, each were awarded options for the purchase of 3,000,000 shares of our common stock. The options were fully vested on issuance. In approving these option awards, the Board took into consideration that Michael C. Davies and Gordon W. Davies each forfeited previously issued options for the purchase of 4,500,000 shares of common stock following our recently completed share reorganization. Prior to the share reorganization, these previously issued options had been made subject to forbearance agreements due to a lack of authorized shares at that time.

Fourteen other employees and consultants of the Company received options for the purchase of 4,800,000 shares of common stock. These options vest as follows: 1/3 vest on June 30, 2009, 1/3 vest on June 30, 2010 and 1/3 vest on June 30, 2011.

We believe the issuance of the options was exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Our discussion under Item 3.02 of this Current Report is hereby incorporated by this reference.

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alderox, Inc.

By: /s/ Michael Davies
    --------------------------
    Michael Davies, CEO

Dated: May 30, 2008